UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2014

Ladder Capital Corp
(Exact Name of Registrant As Specified In Charter)

Delaware	001-36299	80-0925494
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 8th Floor
New York, New York 10154
(Address of Principal Executive Offices, including Zip Code)

(212) 715-3170
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On August 1, 2014, Ladder Capital Corp’s (the “Company”) subsidiaries, Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation (together the “Issuers”), completed the sale of $300 million aggregate principal amount of 5.875% senior notes due 2021 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated July 29, 2014 (the “Purchase Agreement”), among the Issuers, the guarantors named therein (including the Company), and the initial purchasers set forth on Schedule 1 thereto (the “Initial Purchasers”). The Senior Notes were issued under an Indenture, dated August 1, 2014 (the “Indenture”), among the Issuers, the guarantors named therein (including the Company) and Wilmington Trust, National Association, as trustee.  The Indenture provides, among other things, that the Senior Notes will be senior unsecured obligations of the Issuers.  Interest is payable on the Senior Notes on February 1 and August 1 of each year beginning on February 1, 2015 until their maturity date of August 1, 2021.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, the Issuers and the other guarantors party thereto.  In addition, the Company, the Issuers and the other guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make in respect of those liabilities. Furthermore, the Company, the Issuers and the other guarantors have agreed with the Initial Purchasers not to offer or sell debt securities with tenors of more than one year issued or guaranteed by the Company, the Issuers or the other guarantors, other than those entered into in the ordinary course of their real estate finance business, for a period of 60 days after the date of the Purchase Agreement without the prior written consent of the representative of the Initial Purchasers.

The Indenture contains covenants that, among other things, restrict the ability of Issuers and the ability of certain of their subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; make other restricted payments; incur liens; redeem debt that is junior in right of payment to the Senior Notes; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; and enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Issuers and their subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.

The Senior Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A of the Securities Act and to persons outside the United States under Regulation S. The Senior Notes were issued in a private transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, a copy of which is filed as Exhibit 4.1 hereto, the Senior Notes, the form of which is filed as Exhibit 4.2 hereto, and the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, and all of which are incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Indenture, dated August 1, 2014, among Ladder Capital Finance Holdings LLLP, Ladder Capital Finance Corporation, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of Senior Note.

10.1	Purchase Agreement, dated July 29, 2014, among Ladder Capital Finance Holdings LLLP, Ladder Capital Finance Corporation, the guarantors party thereto and the initial purchasers party thereto.

99.1	Press release of Ladder Capital Corp dated August 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

/s/ Marc Fox
Marc Fox
Chief Financial Officer

Date: August 1, 2014